Exhibit 99.1

April 29, 2022

COMPAÑÍA DE MINAS BUENAVENTURA S.A.A.
Las Begonias 415 floor 19,
San Isidro, Lima 27, Peru

Ladies and Gentlemen:

In accordance with the notification to the Securities and Exchange Commission (the “Commission”) on Form 12b-25 regarding Compañía de Minas Buenaventura S.A.A.’s (the “Registrant”) inability to timely file its annual report on Form 20-F for the year ended December 31, 2021, SRK Consulting Perú S.A. (the “Qualified Person”) respectfully informs you that we continue to review and revise certain of the technical report summaries required to be included in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, which is being prepared in accordance with Subpart 1300 of Regulation S-K for the first time. Consequently, at this time, we are unable to issue such technical report summaries by a date which will permit timely filing of your Form 20-F for the year ended December 31, 2021 with the Commission.

You are authorized to attach a copy of this letter as an exhibit to Form 12b-25 to the Securities and Exchange Commission.

/s/ SRK CONSULTING PERÚ S.A.